UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 13, 2014

CUBED, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-171371 (Commission File Number)	37-1603977 (I.R.S. Employer Identification No.)

830 South 4th Street Las Vegas, NV 89101 (Address of principal executive offices) (zip code)

(702) 868-4277 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2014, we accepted the resignation of Paul Turino as our Chief Operating Officer effective as of December 19, 2014.

David B. Doust, age 54, was appointed to our Board of Directors and as our Treasurer on November 14, 2014.  Mr. Doust studied business administration at the University of Utah before founding Wasatch Ophthalmic Instruments, Inc., in 1989.  Mr. Doust still serves as the owner and President of Wasatch Ophthalmic.  In 2004 Mr. Doust became a founding member of Ben Franklin Optical, LLC, a position he continues to hold today.  He also founded Cabana Tanning, Inc., in 2007, and sold his interest in the company in 2011.  Mr. Doust is also the founder of Kona Dog, a mobile food vending company located on the Hawaiian islands, and Olympus Optical, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cubed, Inc.

Dated: November 19, 2014	/s/ Joseph White
By: Joseph White
Its: President and Chief Executive Officer

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